UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

Comarco, Inc.

(Exact name of registrant as specified in its charter)

000-05449
(Commission File Number)

California	95-2088894
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

28202 Cabot Road, Suite 300, Laguna Niguel, CA	92677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 599-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on October 27, 2016. At the Annual Meeting, the Company’s shareholders voted on the following four proposals: (i) the election of five directors to serve until the next Annual Meeting of Shareholders or until their successors are elected; (ii) to approve an amendment to the Company’s 2011 Equity Incentive Plan (the “2011 Plan”), which increases the total number of shares of common stock reserved for issuance under the 2011 Plan by 500,000 shares; (iii) to approve, on an advisory basis, the compensation of our named executive officer and; (iv) the ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2017. Only shareholders of record as of September 19, 2016 (the “Record Date”) were entitled to notice of and to vote at the Annual Meeting.

The results of the voting on each of the four proposals at the Annual Meeting are set forth below.

Proposal 1.     Election of Directors. At the Annual Meeting a total of five candidates were nominated for election to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected. Each shareholder was entitled to cast a number of votes equal to the number of shares of common stock held by such shareholder as of the Record Date for each of up to five nominees and the five nominees receiving the highest number of votes cast were elected.

All five candidates for election to the Board were nominated by the Board of Directors. As a result, the election was uncontested and all of those six candidates were elected to serve as the directors of the Company until the next Annual Meeting of Shareholders. The following table sets forth the names of those six candidates and the respective numbers of votes cast for and withheld:

	Votes Cast
	For	Withheld
Wayne G. Cadwallader	9,566,807	92,313
Thomas W. Lanni	9,566,807	92,313
Richard T. LeBuhn	9,566,807	92,313
Michael R. Levin	9,412,390	246,730
Louis E. Silverman	9,615,258	43,862

There were a total of 2,976,735 broker non-votes with respect to the election of directors.

Proposal 2.     Amendment to the Company’s 2011 Equity Plan. At the Annual Meeting the Company’s shareholders approved an increase in the total number of shares of common stock reserved under the 2011 Plan by 500,000 shares. The vote required to approve this proposal was a majority of the shares present or represented by proxy at the Annual Meeting. Each shareholder was entitled to cast a number of votes for or against this proposal equal to the number of shares owned by the shareholder as of the Record Date.

The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, this proposal:

Votes For	Percent(1)	Votes Against	Percent(1)	Abstentions	Percent(1)
9,342,760	96.7%	223,194	2.3%	93,166	1.0%

(1) As a percent of the total number of shares voted on this Proposal.

There were a total of 2,976,735 broker non-votes with respect to the approval of the amendment to the Company’s 2011 Equity Plan.

Proposal 3.     Advisory vote to approve the compensation of our named executive officer. At the Annual Meeting the Company’s shareholders approved, on a non-binding advisory basis, the compensation of our named executive officer. The vote required to approve this proposal was a majority of the shares present or represented by proxy at the Annual Meeting. Each shareholder was entitled to cast a number of votes for or against this proposal equal to the number of shares owned by the shareholder as of the Record Date.

The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, this proposal:

Votes For	Percent(1)	Votes Against	Percent(1)	Abstentions	Percent(1)
9,386,120	97.2%	86,788	0.9%	186,212	2.0%

(1) As a percent of the total number of shares voted on this Proposal.

There were a total of 2,976,735 broker non-votes with respect to the approval of the compensation of our named executive officers.

Proposal 4.     Ratification of Appointment of Independent Registered Public Accountants for Fiscal 2017. At the Annual Meeting the Company’s shareholders voted on a proposal to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP, as the Company’s independent registered public accounting firm for the year ending January 31, 2017. The vote required to approve this proposal was a majority of the shares present or represented by proxy at the Annual Meeting. Each shareholder was entitled to cast a number of votes for or against this proposal equal to the number of shares owned by the shareholder as of the Record Date.

The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, this proposal:

Votes For	Percent(1)	Votes Against	Percent(1)	Abstentions	Percent(1)
12,555,270	99.4%	9,218	0.1%	71,367	0.6%

(1) As a percent of the total number of shares voted on this Proposal.

There were no broker non-votes with respect to this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMARCO, INC.

Date: October 31, 2016	By:	/s/ THOMAS W. LANNI
Thomas W. Lanni
President and Chief Executive Officer